UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 27, 2011 (May 26, 2011)
Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut	06902

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 26, 2011, Aircastle Limited (the “Company”) held its Annual General Meeting of Shareholders (“AGM”).
The following matters set forth in Company’s definitive proxy statement on Schedule 14A dated April 14, 2011 were voted on at such AGM and the results of such voting is indicated below.

1. Appointment of Chairman of the AGM	For	Against	Abstain
Ron Wainshal	74,779,015	0	0

2. Election of Class II Directors	For	Against	Withheld	Broker Non-Votes
Joseph P. Adams, Jr.	64,543,591	0	2,098,865	8,136,559
Ronald L. Merriman	65,614,270	0	1,028,186	8,136,559
Charles W. Pollard	65,450,555	0	1,191,901	8,136,559

3. Appointment of Ernst & Young LLP as the independent registered public accounting firm for Aircastle Limited for fiscal year 2011, and to authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

For	Against	Abstain
71,910,079	2,812,366	56,570
4. Advisory vote on compensation of named executive officers.

For	Against	Abstain	Broker Non-Votes
44,252,460	22,316,099	73,897	8,136,599

5. Advisory vote on the frequency of future advisory votes on executive compensation.

				Broker Non-
Three years	Two years	One year	Abstain	Votes
32,680,208	119,129	33,804,489	38,630	8,136,599
Shareholders voted, on an advisory basis, to hold future advisory votes on executive compensation annually. In line with this recommendation by our shareholders, the Board of Directors has decided that, unless otherwise changed by action of the Board of Directors, the Company hold an advisory vote on executive compensation annually until the next advisory vote on the frequency of the shareholder votes on executive compensation, which will occur no later than our Annual General Meeting in 2017.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AIRCASTLE LIMITED
(Registrant)
/s/ David Walton
David Walton
Chief Operating Officer, General Counsel
and Secretary
Date: May 27, 2011

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